Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
April 7, 2017	Chief Financial Officer
800.445.1347 ext.8716

United Bankshares, Inc. Secures Remaining Regulatory and

Shareholder Approvals for Merger with Cardinal Financial Corp.

WASHINGTON, D.C. & CHARLESTON, WV – United Bankshares, Inc. (“United”) (NASDAQ: UBSI) shareholders approved the acquisition of Cardinal Financial Corporation (“Cardinal”) (NASDAQ: CFNL) during a special shareholder meeting on April 7, 2017. Shareholder approval followed regulatory approval by the Board of Governors of the Federal Reserve System and the Virginia Bureau of Financial Institutions. The companies expect to complete the transaction on April 21, 2017.

“We are extremely pleased with the overwhelmingly positive response from our shareholders to move forward with the merger,” stated United Chairman and Chief Executive Officer, Richard M. Adams. “Cardinal and United share a deep commitment to the customers and communities they serve. Our shareholders, customers and the Greater Washington area will benefit greatly from the enhanced presence and capabilities of the combined entities.”

Cardinal, with $4.2 billion in assets, provides banking services through its subsidiary bank, Cardinal Bank, which has a network of 30 branches throughout Virginia, Maryland and Washington, D.C. In addition, Cardinal operates George Mason Mortgage, LLC, a residential mortgage lending subsidiary, and Cardinal Wealth Services, Inc., a wealth management services subsidiary.

Cardinal Bank will merge into United Bank, United’s Virginia chartered bank, the largest community bank headquartered in the D.C. metro area. Upon completion of the merger, United Bank will have assets of approximately $14 billion and will continue to have the # 1 deposit market share among community banks in the Washington, D.C. Metropolitan Statistical Area.

Upon completion of the merger, United Bankshares’ assets will grow to over $19 billion with a projected market capitalization of approximately $4.5 billion based on the closing price on December 31, 2016. Based upon this projected market capitalization, United would be the 37th largest banking company in the country.

Currently, United has $14.5 billion in assets and 128 full-service offices in Washington, D.C., Virginia, Maryland, Ohio, Pennsylvania and West Virginia. In 2016, United Bankshares increased dividends to shareholders for the 43rd consecutive year. This is a record only one other major banking company in the nation has been able to achieve. For more information, visit www.ubsi-inc.com.

News Release

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the business combination of Cardinal and United through the Merger, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Cardinal’s and United’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Cardinal and United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Cardinal and United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Cardinal and United may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Cardinal and United are engaged; (5) changes in the interest rate environment may compress margins and adversely affect net interest income; (6) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (7) competition from other financial services companies in Cardinal’s and United’s markets could adversely affect operations; and (8) an economic slowdown could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Cardinal’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

Cardinal and United caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Cardinal or United or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Cardinal and United do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Additional Information

For more information about the Merger, see United’s Current Report on Form 8-K filed with the SEC on August 18, 2016, United’s Annual Report on Form 10-K filed with the SEC on March 1, 2017, and the registration statement filed by United with the SEC on Form S-4 on December 9, 2016 (and all subsequent amendments thereof and prospectus supplements thereunder).

Investors can obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. These documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

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